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                                                                    EXHIBIT 99.5

                                     FORM OF
                     INSTRUCTION TO REGISTERED HOLDER AND/OR
               BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF
                                FEDEX CORPORATION


                          Floating Rate Notes Due 2005,
                            2.65% Notes Due 2007 and
                              3.50% Notes Due 2009
                                (the "Old Notes")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 2004 (the "Prospectus") of FedEx Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $_____________ of the floating rate notes due 2005;
     $_____________ of the 2.65% notes due 2007; and
     $_____________ of the 3.50% notes due 2009.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate box):

/ / To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $_____________ of the floating rate notes due 2005;
     $_____________ of the 2.65% notes due 2007; and
     $_____________ of the 3.50% notes due 2009.

/ /  NOT to TENDER any Old Notes held by you for the account of the undersigned.

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     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder is not participating and does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of such New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

Telephone Number: ______________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________

                                                   _____________________________

Date:  _________________________________________________________________________

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